Exhibit 99.4

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On December 21, 2012, Advanced Cloud Storage, Inc. (the “Registrant”) authorized an amendment to its Articles of Incorporation (the “Amendment”) to change its name to Montalvo Spirits, Inc., to increase the number of its authorized shares of capital stock from 75,000,000 to 310,000,000 shares which 300,000,000 shares were designated common stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares were designated “blank check” preferred stock, par value $0.001 per share (the “Preferred Stock”) and to effect a forward split such that 32.4552 shares of Common Stock were issued for every 1 share of Common Stock issued and outstanding immediately prior to the Amendment (the “Forward Split”). Also on December 21, 2012, the Registrant entered into an Agreement and Plan of Share Exchange (the “Exchange Agreement”) with Casa Montalvo Holdings, Inc., a California corporation (“Casa Montalvo”), whereby the Registrant acquired all of the issued and outstanding capital stock of Casa Montalvo in exchange (the “Exchange”) for approximately 59,000,000 post-split shares of Common Stock. Simultaneously therewith, the Registrant accepted a subscription of a private placement offering of Two Hundred Thousand (200,000) shares of its Common Stock, on a post-Split basis, at an aggregate purchase price of One Hundred Thousand Dollars ($100,000).

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Exchange. The unaudited pro forma combined financial statements were prepared using the historical financial statements of the Registrant and Casa Montalvo. The unaudited pro forma combined financial information should be read in conjunction with the Registrant’s audited financial statements as of and for the year ended March 31, 2012 which are included in its March 31, 2012 Annual Report on Form 10-K. The financial information of the Registrant is filed together with this Unaudited Pro Forma Condensed Combined Financial Statements on Form 8-K.

The unaudited pro forma combined balance sheet as of September 30, 2012 combines the unaudited balance sheet of the Registrant as of September 30, 2012 and the unaudited balance sheet of Casa Montalvo as of September 30, 2012 and assumes that the Exchange was consummated on September 30, 2012.

The unaudited pro forma combined statements of operations for the interim period ended September 30, 2012 assumes that the Exchange was consummated at the beginning of the period presented. The unaudited pro forma combined statement of operations for the interim period ended September 30, 2012 combines the unaudited statement of operations of the Registrant for the six months ended September 30, 2012 with the unaudited statements of operations of Casa Montalvo for the nine months ended September 30, 2012.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Company)
Pro Forma Consolidated Balance Sheets

	CASA Montalvo	Montalvo Spirit	Pro Forma Adjustments	Notes	Combined
	September 30, 2012	September 30, 2012
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$6,436	$-	$100,000	d	$106,436
Prepaid expenses	-	2,099			2,099
Inventories	350,993	-			350,993

Total Current Assets	357,429	2,099	100,000		459,528

TOTAL ASSETS	$357,429	$2,099	$100,000		$459,528

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilites	$220,321	$8,834			$229,155
Advances from stockholders		9,809			9,809
Bank overdraft	973	-			973
Advance from officer	150	-			150
Note payable	31,000	-			31,000
Notes payable - related parties	21,000	-			21,000

Total Current Liabilities	273,444	18,643	-		292,087

LONG-TERM LIABILITIES
Notes payable - related parties, net of current maturities	324,000				324,000

Total Liabilities	597,444	18,643	-		616,087

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS'EQUITY (DEFICIT)
Preferred stock: $0.001 par value, 10,000,000 shares authirozied; none issued or outstanding	-	-			-
Common stock, $0.001 par value, 300,000,000 shares authorized 10,237,250 and 66,900,012 shares issued and outstanding respectively	15,360	10,237	$(10,000)	a.	66,900
			1,818	b
			64,645	c
			200	d
			(15,360)	e

Additional paid-in capital	51,740	9,253	10,000	a.	83,656
			(1,818)	b
			(64,645)	c
			99,800	d
			15,360	e
			(36,034)	f

Deficit accumulated during the development stage	(307,115)	(36,034)	36,034	f	(307,115)

Total Stockholders' Equity (Deficit)	(240,015)	(16,544)	100,000		(156,559)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$357,429	$2,099	$100,000		$459,528

a	To record retirement of 10,000,000 shares of common stock at par

b	To record issuance of 1,817,891 shares for 100% of Casa Montalvo common stock

c	To record forward stock split of 32.4552
	Original shares outstanding	10,237,250
	Shares cancelled	(10,000,000)
	Shares issued for Casa Montalvo	1,817,891
	Shares outstanding prior to forward split	2,055,141	$ 2,055.14
	Forward split ratio 1:32.4552	32.4552
	Post split shares	66,700,012
	Less shares originally outstanding	(2,055,141)
	Increase in shares	64,644,871
	Increase in shares at par value of $0.001	64,645

d	To record shares issued and proceeds received from subscription offering of 200,000 shares of common stock at a price of $0.50 per share on a post-split basis
	Common stock - 200,000 @ $0.001 par	200
	Additional Paid in Capital - $100,000 less $200	99,800

e	To reclass Casa Montalvo's common stock to Additional Paid in Capital in connection with the reverse acquisition

f	To reclassify Montalvo Spirit’s accumulated deficit as additional paid-in capital in connection with the recapitalization of Montalvo Spirit

F-2

ADVANCED CLOUD STORAGE, INC.
(A Development Stage Company)
Pro Forma Consolidated Statements of Operations

	CASA	Montalvo Spirits
	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2012	September 30, 2012	Pro Forma Adjustment		Pro Forma
	(Unaudited)	(Unaudited)			Combined

NET SALES	$16,148	$-	$		$16,148

COST OF GOODS SOLD	11,573	-			11,573

GROSS PROFIT	4,575	-		-	4,575

OPERATING EXPENSES
Selling	13,410				13,410
Salaries and wages	162,000				162,000
Consulting	54,000				54,000
Professional Fees		3,284			3,284
General and administrative	27,585	1,500			29,085

Total Operating Expenses	256,995	4,784			261,779

LOSS FROM OPERATIONS	(252,420)	(4,784)		-	(257,204)

OTHER (INCOME) EXPENSE
Interest expense	3,929				3,929

Total Other (Income) Expense	3,929	-		-	3,929

LOSS BEFORE INCOME TAXES	(256,349)	(4,784)			(261,133)

Income tax provision	-	-		-

NET LOSS	$(256,349)	$(4,784)		$-	$(261,133)

NET LOSS PER COMMON SHARE
- Basic and diluted	$(0.02)	$(0.00)			$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
- Basic and diluted	15,337,655	10,237,250			66,900,012

F-3